EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors
Mobility Electronics, Inc.

     We consent to the incorporation by reference in the registration statements (Nos. 333-102990, 333-69336 and 333-47210 on Form S-8, and Nos. 333-99845, 333-108623, 333-108283 and 333-112023 on Form S-3) of Mobility Electronics, Inc. of our report dated February 4, 2004, with respect to the consolidated balance sheets of Mobility Electronics, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Mobility Electronics, Inc. As described in Note 2 of the consolidated financial statements, Mobility Electronics, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

/s/ KPMG LLP

Phoenix, Arizona
March 5, 2004